Form N-CSR Item 19(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-286376 on Form N-2 of our report dated February 23, 2026, relating to the financial statements and financial highlights of Eaton Vance Enhanced Equity Income Fund II (the “Fund”) appearing in this Annual Report on Form N-CSR of the Fund for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 25, 2026